Exhibit 1.1

[Individual names and contact information have been redacted, because it is not material to an understanding of this agreement and is typically treated as confidential by the parties thereto.]

AMENDMENT NO. 2 TO AT MARKET ISSUANCE SALES AGREEMENT

April 14, 2026

B. Riley Securities, Inc.

1655 Fort Meyer Drive, 12th Floor

Arlington, VA 22209

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Cantor Fitzgerald & Co.

110 East 59th Street, 7th Floor

New York, NY 10022

Ladies and Gentlemen:

Strawberry Fields REIT, Inc., a Maryland corporation (the “Company”), together with Strawberry Fields Realty LP, a Delaware limited partnership (the “Operating Partnership”) and B. Riley Securities, Inc. and A.G.P./Alliance Global Partners (each an “Original Agent,” and collectively, the “Original Agents”), are parties to that certain At Market Issuance Sales Agreement dated July 11, 2024, as amended on June 4, 2025 (as amended, the “Original Agreement”). The Original Agents, together with Cantor Fitzgerald & Co., are herein referred to as the “Agents”. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company, the Operating Partnership and Agents desire to amend the Original Agreement as set forth in this Amendment No. 2 thereto (this “Amendment”) as follows:

1. The definitions of “Agent” and “Agents” in the first paragraph of the Original Agreement are hereby amended to include Cantor Fitzgerald & Co.

2. Section 14 of the Original Agreement is hereby deleted in its entirety and replaced as follows:

“B. Riley Securities, Inc.

1655 Fort Meyer Drive, 12th Floor

Arlington, VA 22209

Attention: General Counsel

Telephone: (212) 457-9947

Email: [redacted]

AND

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Attention: Tom Higgins

Email: [redacted]

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AND

Cantor Fitzgerald & Co.

110 East 59th Street, 7th Floor

New York, NY 10022

Attention: Capital Markets

Email: [redacted]

and:

Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Attention: General Counsel

Email: [redacted]

with a copy (which shall not constitute notice) to:

Duane Morris LLP

22 Vanderbilt

335 Madison Avenue, 23rd Floor

New York, NY 10017

Attention: Dean M. Colucci

Telephone: [redacted]

Email: [redacted]

and if to the Company, shall be delivered to:

Strawberry Fields REIT, Inc.

5683 North Lincoln Ave.

Chicago IL 60659

Attention: Jeffrey Bajtner

Email: [redacted]

with a copy (which shall not constitute notice) to:

Igler and Pearlman, P.A.

3122 Mahan Drive

Suite 801-180

Tallahassee, Florida 32308

Attention: Richard Pearlman

Email: [redacted]

3. Schedules 1 and 2 of the Original Agreement and the Form of Representation Date Certificate Pursuant to Section 7(l) of the Original Agreement shall be replaced in their entirety with the versions attached hereto.

4. Notwithstanding anything to the contrary in Section 9 of the Original Agreement, the Company agrees to pay the fees and disbursements of Agents’ counsel in connection with the execution of this Amendment in an amount not to exceed $15,000.

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5. From and after the date hereof, Cantor Fitzgerald & Co. shall be considered to be an Agent under the Original Agreement, as amended hereby, and agrees to be bound by the terms of the Original Agreement, as amended hereby.

6. Sections 18 and 19 of the Original Agreement are hereby incorporated into this Amendment. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

7. This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company, the Operating Partnership and the Agents.

Very truly yours,

B. RILEY SECURITIES, INC.

By:	/s/ Eric Dobi
Name:	Eric Dobi
Title:	Senior Managing Director

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

CANTOR FITZGERALD & CO.

By:	/s/ Sameer Vasudev
Name:	Sameer Vasudev
Title:	Managing Director

[Signature Page to Amendment No. 2 to At Market Issuance Sales Agreement]

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ACCEPTED as of the date
first-above written:

STRAWBERRY FIELDS REIT, INC.

By:	/s/ Moishe Gubin
Name:	Moishe Gubin
Title:	Chairman and CEO

STRAWBERRY FIELDS REALTY LP

By:	Strawberry Fields REIT, Inc.
Its:	General Partner

By:	/s/ Moishe Gubin
Name:	Moishe Gubin
Title:	Chairman and CEO

[Signature Page to Amendment No. 2 to At Market Issuance Sales Agreement]

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SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Strawberry Fields REIT, Inc.

To:	[B. Riley Securities, Inc.] [A.G.P./Alliance Global Partners] [Cantor Fitzgerald & Co.]

Attention:	[●]

Subject:	At Market Issuance—Placement Notice

Date:	[●]

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement, dated July 11, 2024 as amended by Amendment No. 1 on June 4, 2025 and Amendment No. 2 on April 14, 2026 (together, the “Agreement”), by and among Strawberry Fields REIT, Inc., a Maryland corporation (the “Company”), Strawberry Fields Realty LP, a Delaware limited partnership (the “Operating Partnership”), and B. Riley Securities, Inc., A.G.P./Alliance Global Partners and Cantor Fitzgerald & Co., the Company hereby requests that [identify Designated Agent] sell up to ____ shares of the Company’s Common Stock, par value $0.0001 per share, during the time period beginning on [month, day, time] and ending on [month, day, time].

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SCHEDULE 2

Notice Parties

Company
Moishe Gubin	[Redacted]

B. Riley Securities
Keith Pompliano	[Redacted]
Scott Ammaturo	[Redacted]
With a copy to [Redacted].

AGP
Alex Yelensky ([Redacted])
With copies to: [Redacted].com

Cantor Fitzgerald & Co.
Sameer Vasudev ([Redacted])
With copies to: [Redacted]

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EXHIBIT 7(l)

Form of Representation Date Certificate

___________, 20___

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the At Market Issuance Sales Agreement, dated July 11, 2024 as amended by Amendment No. 1 on June 4, 2025 and Amendment No. 2 on April 14, 2026 (together, the “Agreement”), among Strawberry Fields REIT, Inc., a Maryland corporation (the “Company”), Strawberry Fields Realty LP, a Delaware limited partnership (the “Operating Partnership”), and B. Riley Securities, Inc. (“B. Riley Securities”), A.G.P./Alliance Global Partners (“AGP”) and Cantor Fitzgerald & Co.(“Cantor”; each of B. Riley Securities, AGP and Cantor individually an “Agent” and together, the “Agents”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Company, having made reasonably inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate on behalf of the Company, hereby certifies as follows:

1. As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make this paragraph 1 to be true.

2. Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, except for those representations and warranties that speak solely as of a specific date, true and correct in all material respects.

3. Except as waived by the Agents in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including in the Incorporated Documents, there has been no Material Adverse Effect.

6. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or blue sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

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The undersigned has executed this Representation Date Certificate as of the date first written above.

STRAWBERRY FIELDS REIT, INC.

By:

Name:

Title:

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